EXHIBIT 5.1

HUNTON & WILLIAMS LLP

RIVERFRONT PLAZA, EAST TOWER

951 EAST BYRD STREET

RICHMOND, VIRGINIA 23219

July 16, 2004

Board of Directors

New River Pharmaceuticals Inc.

1881 Grove Avenue

Radford, Virginia 24141

New River Pharmaceuticals Inc.

Registration Statement on Form S-1 (File No. 333-115207)

Ladies and Gentlemen:

We have acted as counsel to New River Pharmaceuticals Inc., a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-115207), as filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 6, 2004 (as amended, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the sale by the Company in an underwritten public offering of 4,830,000 shares (including 630,000 shares subject to the underwriters’ over-allotment option) of the Company’s common stock, $0.001 par value per share (the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below.

We are members of the Virginia state bar and do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia.

Based upon the foregoing, we are of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. The Shares have been duly authorized and, when the Shares have been issued as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

Board of Directors

New River Pharmaceuticals Inc.

July 16, 2004

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Hunton & Williams LLP

Hunton & Williams LLP

03848/08078/08443